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                          PROFESSIONAL BANCORP, INC.
                         (A Pennsylvania Corporation)
                                    BYLAWS


                                   ARTICLE I
                                    OFFICES

            Section 1.1 PRINCIPAL EXECUTIVE OFFICE. The principal executive office of Professional Bancorp, Inc. (the "Corporation") is hereby fixed and located at 606 Broadway, Santa Monica, California 90401. The board of directors of the Corporation (the "Board") may change the location of the principal executive office, subject to any necessary regulatory approvals.

            Section 1.2 REGISTERED OFFICE. The registered office of the Corporation in the Commonwealth of Pennsylvania shall be as specified in the original Articles of Incorporation of the Corporation or at such other place as the Board may specify in a statement of change of registered office of registered office filed with the Department of State of the Commonwealth of Pennsylvania.

            Section 1.3 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board may from time to time determine or the business of the Corporation requires, subject to any necessary regulatory approvals.




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                                  ARTICLE II
                         MEETINGS OF THE SHAREHOLDERS

            Section 2.1 PLACE. All meetings of the shareholders shall be held at the principal executive office of the Corporation or at any other place, within or without the Commonwealth of Pennsylvania, as the Board may from time to time determine.

            Section 2.2 ANNUAL MEETING. A meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held each calendar year on the second Monday in May at 4:00 p.m., Pacific Coast Time, or, if such date is a legal holiday, at the same time on the first day thereafter that is not a legal holiday, or on such other date and at such time as the Board shall determine.
If the annual meeting is not called and held within 60 days after the designated date for such meeting, or, if no date has been designated, for a period of 15 months after the last annual meeting of shareholders of the Corporation, the superior court of the proper county may summarily order a meeting to be held upon the application of any shareholder after notice to the Corporation giving it the opportunity to be heard. The shares represented at such meeting, either in person or by proxy, and entitled to vote thereat shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the Articles of Incorporation of the Corporation as they may from time to time be amended (the "Articles") or these Bylaws or any


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statute to the contrary.  The court may issue such orders as may be appropriate, including, without limitation, orders designating the time and place of such meeting, the record date for determination of shareholders entitled to vote and the form of notice of such meeting.

            Section 2.3 WRITTEN BALLOT. Except upon demand by a shareholder entitled to vote at the election and before the voting begins, elections of directors need not be by written ballot.

            Section 2.4 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President, or the Board, upon written request delivered to the Secretary of the Corporation. In addition, an "interested shareholder" (as defined in Section 2553 of the Pennsylvania Business Corporation Law of 1988 as it may from time to time be amended (the "1988 BCL")) may, upon written request delivered to the Secretary of the Corporation, call a special meeting for the purpose of approving a business combination under either subsection (3) or (4) of Section 2555 of the 1988 BCL. Any request for a special meeting of shareholders shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to give notice, in a manner consistent with Section 2.6 of these Bylaws, of a special meeting of the shareholders to be held at such time as the Secretary may fix, which time may not be, if the meeting is called pursuant to


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a statutory right, more than sixty (60) days after receipt of the request.  If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

            Section 2.5 SCOPE OF SPECIAL MEETINGS. Business transacted at any special meeting shall be confined to the business stated in the notice.

            Section 2.6 NOTICE. Written notice of every meeting of the shareholders, stating the place, the date and hour thereof and the matters to be acted on at such meeting, shall be given in a manner consistent with the applicable provisions of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any successor act or regulation (the "Exchange Act"), by, or at the direction of, the Secretary of the Corporation or, in the absence of the Secretary of the Corporation, any Assistant Secretary of the Corporation, at least ten (10) days prior to the day named for such meeting, to each shareholder entitled to vote thereat on the date fixed as a record date in accordance with Section 7.1 of these Bylaws or, if no record date be fixed, then of record at the close of business on the 40th day next preceding the date of the meeting, at such address as appears on the transfer books of the Corporation. Any notice of any meeting of shareholders may state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders entitled to


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vote who attend such a meeting, although less than a quorum pursuant to Section
2.7 of these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting that was so adjourned.

            Section 2.7 QUORUM. The shareholders present in person or by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on any particular matter to be acted upon at the meeting, shall constitute a quorum for the purposes of consideration of, and action on, such matter. Shares of the Corporation owned by it, directly or indirectly, shall not be counted in determining the total number of outstanding shares for quorum purposes. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until the adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, the shareholders present in person or by proxy may, except as otherwise provided by the 1988 BCL and subject to the provisions of Section 2.8 of these Bylaws, adjourn the meeting to such time and place as they may determine.

            Section 2.8 ADJOURNMENT. Any meeting of the shareholders, including one at which directors are to be elected, may be adjourned for such period as the shareholders present in person or by proxy and entitled to vote shall direct. If notice is given as provided in the last sentence of Section
2.6 of these


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Bylaws, no other notice of the adjourned meeting or the business to be transacted thereat need be given, other than announcement at the meeting at which adjournment is taken, unless the Board fixes a new record date for the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

            Unless otherwise provided in a bylaw adopted by the shareholders, those shareholders entitled to vote present in person or by proxy, although less than a quorum pursuant to Section 2.7 of these Bylaws, shall nevertheless constitute a quorum for the purpose of (i) electing directors at a meeting called for the election of directors that has been previously adjourned for lack of a quorum, and (ii) acting, at a meeting that has been adjourned for one or more periods aggregating fifteen (15) days because of an absence of a quorum, upon any matter set forth in the original notice of such adjourned meeting, provided that such original notice shall have contained the statement referred to in the last sentence of Section 2.6 of these Bylaws.

            Section 2.9 MAJORITY VOTING. Any matter brought before a duly organized meeting for a vote of the shareholders shall be decided by a majority of the votes cast at such meeting by the shareholders present in person or by proxy and entitled to vote thereon, unless the matter is one for which a different vote is required by express provision of the 1988 BCL, the Articles,


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Section 2.10 of these Bylaws or a bylaw adopted by the shareholders, in any of which case(s) such express provision shall govern and control the decision on such matter.

            Section 2.10 VOTING RIGHTS. Except as otherwise provided in the Articles, at every meeting of the shareholders, every shareholder entitled to vote shall have the right to one vote for each share having voting power standing in his or her name on the books of the Corporation; provided, however, that subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected. Shares of the Corporation owned by it, directly or indirectly, shall not be voted.

            Section 2.11 PROXIES. Every shareholder entitled to vote at a meeting of the shareholders may authorize another


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person to act for such shareholder by proxy.  The presence of, or  vote or other action at a meeting of shareholders by a proxy of, a shareholder shall constitute the presence of, or vote or action by, the shareholder. Every proxy shall be executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is given to the Secretary of the Corporation.

            Section 2.12 VOTING LISTS. The officer or agent having charge of the transfer books for securities of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.


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            Section 2.13  JUDGES OF ELECTION.  In advance of any meeting of the shareholders, the Board may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three, as determined by the Board to be appropriate under the circumstances. No person who is a candidate for office to be filled at the meeting shall act as a judge at the meeting. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the presiding officer of the meeting or any shareholder or the proxy of any shareholder. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

            Section 2.14 PARTICIPATION BY CONFERENCE CALL. No shareholder may participate in any meeting of shareholders by means of conference telephone or similar communications equipment.






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                                  ARTICLE III
                                   DIRECTORS

            Section 3.1 NUMBER AND QUALIFICATIONS. The Board shall consist of one or more directors as determined from time to time by the Board. Except as provided in Section 3.4 of these Bylaws in the case of vacancies, directors shall be elected by the shareholders. Directors shall be natural persons of full age and need not be residents of the Commonwealth of Pennsylvania or security holders of the Corporation.

            Section 3.2 TERM. Each director elected at an annual meeting of shareholders shall be elected to hold office until the next annual meeting of shareholders. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified or until the director's earlier death, resignation or removal.

            Section 3.3 NOMINATIONS OF DIRECTORS. Nominees for election to the Board shall be selected by the Board or a committee of the Board to which the Board has delegated the authority to make such selections pursuant to
Section 3.11 of these Bylaws. Effective May 1, 1990, the Board or such committee, as the case may be, will consider written recommendations from shareholders for nominees for election to the Board provided such recommendations, together with (i) such information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act,


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(ii) a description of all arrangements or other understandings among the recommending shareholders and each nominee and any other person with respect to such nomination, and (iii) the consent of each nominee to serve as a director are received by the Secretary of the Corporation, in the case of an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of the Corporation as the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received, and, in the case of a special meeting of shareholders, not later than the tenth day after the giving of notice of such meeting. Only persons duly nominated for election to the Board in accordance with this Section 3.3 and persons with respect to whose nominations proxies have been solicited pursuant to the proxy statement filed pursuant to the Exchange Act shall be eligible for election to the Board. Each notice to shareholders of a meeting of shareholders at which directors are to be elected shall contain a statement to the effect set forth in this Section 3.3.

            Section 3.4 VACANCIES. Vacancies in the Board, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board, even though less than a quorum, or by a sole remaining director. If one or more directors shall resign from the Board effective at a future date, the directors then in office, including those who have resigned, shall have the power to fill the vacancies by a majority vote, the vote thereon to


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take effect when the resignations become effective.  Anything in these Bylaws to the contrary notwithstanding, if, after the filling of any vacancy by the Board or a sole remaining director, the directors then in office who have been elected by the shareholders shall constitute less than a majority of all of the directors then in office, any holder or holders of an aggregate of 5 percent or more of the shares then outstanding having the right to vote for those directors may (i) call a special meeting of shareholders to elect directors to replace the directors appointed by the Board or a sole remaining director, as the case may be, to fill the vacancies, or (ii) apply to the superior court of the proper county for an order requiring a special meeting of shareholders to be held to elect all directors. Notice of the special meeting of shareholders called pursuant to clause (i) above shall be given in accordance with Sections 2.4 and
2.6 of these Bylaws.

            Section 3.5 POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or these Bylaws directed or required to be exercised and done by the shareholders.

            Section 3.6 PLACE OF BOARD MEETINGS. Meetings of the Board may be held at such place within or without the Commonwealth of Pennsylvania as the Board may from time to time appoint or as may be designated in the notice of the meeting. In


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the absence of such appointment or designation, meetings of the Board shall be held at the principal executive office of the Corporation.

            Section 3.7 FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected Board shall be held at the same place and immediately after the meeting at which such directors were elected and no notice of such meeting shall be required.

            Section 3.8 REGULAR BOARD MEETINGS; NOTICE. Regular meetings of the board may be held at such times and places as shall be determined from time to time by resolution of at least a majority of the whole Board at a duly convened meeting, or by unanimous written consent. Notice of regular meetings of the Board need not be given.

            Section 3.9 SPECIAL BOARD MEETINGS; NOTICE. Special meetings of the Board may be called by the Chairman of the Board, by the President or by any two directors on notice to each director, specifying the general nature of the business to be transacted and the date, place and hour of the meeting. Such notice, if given orally in person or by telephone, shall be given at least 24 hours prior to the time of the meeting, and, if given in writing, at least 48 hours prior to the time of the meeting. Written notices shall be given in a manner consistent with Section 10.4 of these Bylaws.

            Section 3.10 QUORUM OF THE BOARD. At all meetings of the Board, the presence of a majority of the directors in office


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shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

            Section 3.11 COMMITTEES OF DIRECTORS. The Board may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors, and may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any such committee, to the extent provided in such resolution of the Board or in these Bylaws, shall have and may exercise all of the powers and authority of the Board; provided, however, that no such committee shall have any power or authority to (i) submit to the shareholders any action requiring approval of the shareholders under the 1988 BCL, (ii) create or fill vacancies on the Board, (iii) amend or repeal these Bylaws or adopt new bylaws, (iv) amend or repeal any resolution of the Board that by its terms is amendable or repealable only by the Board, (v) act on any matter committed by these Bylaws or by resolution of the Board to another committee of the Board, (vi) amend the Articles


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or adopt a resolution proposing an amendment to the Articles, or (vii) adopt a plan or an agreement of merger or consolidation. In the absence or disqualification of a member or alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another director to act at the meeting in the place of any absent or disqualified member. Minutes of all meetings of any committee of the Board shall be kept by the person designated by such committee to keep such minutes. Copies of such minutes and any writing setting forth any action taken by written consent without a meeting shall be distributed to each member of the Board promptly after such meeting is held or such action is taken. Each committee of the Board shall serve at the pleasure of the Board.

            Section 3.12 PARTICIPATION IN BOARD MEETINGS BY TELEPHONE. One or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

            Section 3.13 ACTION BY CONSENT OF DIRECTORS. Any action required or permitted to be taken at a meeting of the Board or of a committee of the Board may be taken without a meeting if, prior or subsequent to the action, a consent or


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consents in writing setting forth the action so taken shall be signed by all of the directors in office or all of the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

            Section 3.14 COMPENSATION OF DIRECTORS. The Board may, by resolution, fix the compensation of directors for their services as directors. A director may also serve the Corporation in any other capacity and receive compensation therefor.

            Section 3.15 INDEMNIFICATION OF AGENTS OF THE CORPORATION; PURCHASE OF LIABILITY INSURANCE.

                  (a) For the purposes of this Section, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expense" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or subdivision (e)(3) of this Section.


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                  (b)   The Corporation shall indemnify any director or officer,
and may indemnify any other agent, who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.
                  (c) The Corporation shall indemnify any director or officer, and may indemnify any other agent, who was or is a party, or is threaten to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted


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in good faith, and in a manner the person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this subdivision (c):

                        (1) In respect to any claim, issue or matter as to which person shall have been adjudged to be liable to the Corporation in the performance of that person's duty to the Corporation, unless and only to the extent that the court in which the proceeding is or was pending, shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

                        (2) Of amounts paid in settling or otherwise disposing of (i) a threatened action without Board approval, or (ii) a pending action without court approval; or

                        (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; or

                        (4) Of amounts incurred in defending a threatened action which is settled or otherwise disposed of without Board approval.

                  (d) To the extent that an agent of the Corporation has been successful on the merits in defense of any proceedings referred to in subdivision (b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.


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                  (e)   Except as provided in subdivision (d), any
indemnification under this Section shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of that agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by:

                        (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

                        (2) Approval or ratification by the affirmative vote of a majority of the shares of the Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). For such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

                        (3) The court in which the proceeding is or was pending, upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Corporation.

                  (f) Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount unless it shall be determined


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ultimately that the agent is entitled to be indemnified as authorized in this
Section.

                  (g) Nothing contained in this Section shall affect any right to indemnification to which persons (other than directors and officers of the Corporation or any subsidiary hereof) may be entitled by contract or otherwise.

                  (h) No indemnification or advance shall be made under this Section, except as provided in subdivision (d) or subdivision (e)(3), in any circumstance where it appears:

                        (1) That it would be inconsistent with a provision of the Articles, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                        (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                  (i) Upon and in the event of a determination by the Board to purchase such insurance, the Corporation may purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of this Section.


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                                  ARTICLE IV
                                   OFFICERS

            Section 4.1. PRINCIPAL OFFICERS. The officers of the Corporation shall be chosen by the Board, and shall include a President, one or more Vice Presidents and a Secretary (collectively, the "Principal Officers"). The Board shall designate one officer (who need not be a principal Officer but shall not be an assistant officer) to be the chief financial officer of the Corporation, and an officer (who need not be a Principal Officer but shall not be an assistant officer) to be the chief accounting officer of the Corporation. All Principal Officers shall be natural persons of full age. Any number of offices, including without limitation the office of chief financial officer and the office of chief accounting officer, may be held by the same person.

            Section 4.2. ELECTING PRINCIPAL OFFICERS. The Board, immediately after each annual meeting of the shareholders, shall elect the Principal Officers of the Corporation, none of whom need be members of the Board.

            Section 4.3. OTHER OFFICERS. The Corporation may have such other officers, assistant officers, agents and employees as the Board or the President may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties as the Board or the President may from time to time determine. The Board may delegate to the President the power to appoint or remove, set the compensation of, and fill vacancies


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with respect to, any such other officers and any such agents or employees.

            Section 4.4. COMPENSATION. Except as provided in Section 4.3 of these Bylaws, the salaries of all officers of the Corporation shall be fixed by the Board.

            Section 4.5. TERM OF OFFICE; REMOVAL. Each officer of the Corporation shall hold office until his or her successor has been chosen and qualified or until his or her earlier death, resignation or removal. Except as otherwise set forth in Section 4.3 of these Bylaws, vacancies of any office shall be filled by the Board. Any Principal Officer, other officer, assistant officer or agent may be removed by the Board, or by the President to the extent permitted by Section 4.3 of these Bylaws, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of a Principal Officer, officer, assistant officer or agent shall not of itself create any contract rights.

            Section 4.6. THE PRESIDENT. The President shall be the chief executive officer of the Corporation; he or she shall, if present, preside at all meetings of the shareholders and (if the President is a director) all Board meetings, shall, subject to the direction and control of the Board, have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.


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            Section 4.7.  THE VICE PRESIDENTS.  The Vice-President or
Vice-Presidents, in the order designated by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board may prescribe or the President may delegate to them.

            Section 4.8. THE SECRETARY. The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all the votes of the Corporation and the minutes of all actions taken at all such meetings in a book to be kept for that purpose, and shall perform like duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required by law or these Bylaws to be given, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be. He or she shall keep in safe custody the corporate seal, if any, of the Corporation.

            Section 4.9.  THE CHIEF FINANCIAL OFFICER.

                  (a) The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board.


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



                  (b) The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever the Board or the President may so require, an account of all his or her transactions as chief financial officer.


                                   ARTICLE V
                            CERTIFICATES FOR SHARES

            Section 5.1. SHARE CERTIFICATES. The certificates representing shares of the Corporation shall be numbered and registered in a share register as they are issued. The share register shall exhibit the names and addresses of all registered holders and the number and class of shares and the series, if any, held by each.

            Each share certificate shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the registered holder and the number and class of shares and the series, if any, represented thereby. If, under its Articles, the Corporation is authorized to issue shares of more than one class or series, each share certificate shall set forth, or shall contain a statement that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the


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






shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board to fix and determine such rights.

            Section 5.2. EXECUTION OF CERTIFICATES. Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation, by the President, by any Vice-President or by the Secretary. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of issue.


                                  ARTICLE VI
                              TRANSFER OF SHARES

            Section 6.1. TRANSFER; DUTY OF INQUIRY. Upon presentment to the Corporation or its transfer agent of a share certificate indorsed by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer registered upon the books of the Corporation, unless the Corporation or its transfer agent has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to transfers of its securities or the rightfulness thereof unless (a) the Corporation has received written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it before the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares are a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

            Section 6.2. DISCHARGING DUTY OF INQUIRY. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by the claimant or, if there is no such address, at the claimant's residence or regular place of business, that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty (30) days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction or (b) an indemnity bond, sufficient in the Corporation's judgment to protect the

Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.


                                  ARTICLE VII
                     RECORD DATE; IDENTITY OF SHAREHOLDERS

            Section 7.1. RECORD DATE. The Board may fix a time, prior to the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than ninety
(90) days prior to the date of the meeting.  Except as otherwise provided in
Section 7.2 of these Bylaws, only the shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of securities on the books of the Corporation after any record date so fixed. The Board may similarly fix a record date for the determination of shareholders for any other purpose. When a determination of shareholders of record has been made as herein provided for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

            Section 7.2. CERTIFICATION OF NOMINEE. The Board may adopt a procedure whereby a shareholder may certify in writing to the Secretary of the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The Board, in adopting such procedure, may specify
(i) the classification of shareholder who may certify, (ii) the purpose or purposes for which the certification may be made, (iii) the form of certification and the information to be contained therein, (iv) as to certifications with respect to a record date, the date after the record date by which the certification must be received by the Secretary of the Corporation, and (v) such other provisions with respect to the procedure as the Board deems necessary or desirable. Upon receipt by the Secretary of the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified instead of the persons making the certification.


                                 ARTICLE VIII
                            REGISTERED SHAREHOLDERS

            Section 8.1. Before due presentment for transfer of any shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim or interest in such securities, whether or not it shall have express or other notice thereof, except as otherwise


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



provided by the laws of the Commonwealth of Pennsylvania or Section 7.2 of these Bylaws.


                                  ARTICLE IX
                               LOST CERTIFICATES

            Section 9.1. If the owner of a share certificate claims that is has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, and if the owner has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board or its designated agent, and has complied with such other reasonable requirements, if any, as the Board may deem appropriate.


                                   ARTICLE X
                              GENERAL PROVISIONS

            Section 10.1. CHECKS AND NOTES. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.

            Section 10.2. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

            Section 10.3. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such


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



seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary for the valid execution, assignment or endorsement of any instrument or other document by the Corporation or the valid issuance of any share certificate by the Corporation.

            Section 10.4. NOTICES. Except as provided in Section 2.6 of these Bylaws, whenever, under the provisions of the 1988 BCL or of the Articles or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, telegram (with messenger service specified), telex, TWX (with answerback received), courier service (with charges prepaid) or telecopier, to his or her address (or to his or her telex, TWX, telecopier or telephone number), appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. A notice given by telex or TWX shall be deemed to have been given when dispatched.

            Section 10.5. WAIVER OF NOTICE. Whenever any notice is required to be given by the 1988 BCL or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The business to be transacted at the meeting shall be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and the person so objects at the beginning of the meeting.

            Section 10.6. ANNUAL AND OTHER REPORTS. The Board shall cause an annual report to be sent to the shareholders not later than one hundred and twenty (120) days after the close of the fiscal year. The requirement for such annual report is dispensed with so long as the Corporation has less than one hundred (100) shareholders of record. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and a statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation.

            A shareholder or shareholders holding at least 5 percent of the outstanding shares of any class of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or


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



nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the Corporation as of the end of such period. The Corporation shall mail or deliver the statements to the person making the request within thirty (30) days after receipt of such request. Thereafter a copy of any such statements shall be kept on file in the principal executive office of the Corporation for twelve (12) months, and shall be exhibited at all reasonable times to any shareholder demanding an examination of them, of a copy shall be mailed to such shareholder.

            Section 10.7. INSPECTION OF CORPORATE RECORDS. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the Board and committees of the Board of the Corporation and any subsidiary of the Corporation shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

            Section 10.8. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. Each Principal Officer is authorized to vote, represent and exercise on behalf of the Corporation all rights


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



incident to and any and all shares of any other corporation or corporations standing in the name of the Corporation, which authority may be exercised either in person or by proxy or power of attorney duly executed by such Principal Officer.


                                  ARTICLE XI
                                  AMENDMENTS

            Section 11.1. AMENDMENTS. New Bylaws may be adopted, or these Bylaws may be amended or repealed, by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened or, except for a bylaw on a subject expressly committed to the shareholders by the 1988 BCL, by a majority vote of the members of the Board, subject always to the power of the shareholders to change such action by the directors. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of these Bylaws. There shall be included in, or enclosed with the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby. Any change in these Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

                                  ARTICLE XII
                               SPECIAL PROVISIONS

            Section 12.1. DISGORGEMENT. Pursuant to the authority granted under the Pennsylvania Business Corporation Law, Subchapter H of Chapter 25, of the Pennsylvania Business Corporation Law is new, shall be, and will remain, inapplicable to this corporation, its equity securities and its shareholders.


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